Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EST, 01/24/08 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com
2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces First Quarter, 2008 Results

WISCONSIN RAPIDS, WI — April 15, 2008 — Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of technology to support personalized practice, differentiated instruction, and progress monitoring in reading, math and writing for pre K-12 schools and districts, today announced financial results for the quarter ended March 31, 2008.  Revenues for the first quarter of 2008 were $29.4 million, an increase of 10.1% from first quarter 2007 revenues of $26.7 million.  Net income for the first quarter of 2008 was $2.6 million, or $.09 per share, compared to net income of $1.3 million, or $.05 per share, for the first quarter last year.  First quarter 2007 results included pre-tax restructuring costs of approximately $0.5 million, or $.01 per share.

“First quarter revenue and earnings growth is a good start to 2008,” commented Terrance D. Paul, Chief Executive Officer.  “This growth reflects both the strong Accelerated Reader and Accelerated Math Enterprise subscription orders from the second and third quarter last year, which are being recognized as revenue now, and laptop order growth of 6% this quarter compared to the same quarter last year, the second consecutive quarter of growth for the laptop product line.

“We continue to see the positive impact of our Enterprise offering, with revenue to same school AR customers increasing by over $1,200 per year and software subscription revenue growing to 40% of total software revenue in the first quarter compared to 22% last year. There is also considerable customer excitement over our recent release of the new Home Connect feature of Enterprise,” continued Paul.  “However, as we have indicated previously, Enterprise also has some near-term negative effects.  It is causing orders to shift to the second and, even more so, the third quarters as schools align their subscriptions with budget cycles.  It is also causing customers to hold off purchasing quizzes as they consider upgrading.  Thus, orders were down 10.9% for the quarter, and deferred revenue decreased by $5.0 million in the first quarter of 2008 versus a $0.5 million increase in 2007.

“We expect that the economic downturn will hurt school funding and our sales in a number of states, particularly California and Florida, and now believe that our initial order projections of 15-20% growth for the full year may be too aggressive,” added Paul.  “It is too early to predict the full year impact.  However, we continue to expect orders in the second and third quarters to be strong, and with the recent release of Home Connect, we are confident of achieving solid results in 2008.”

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Renaissance Learning added approximately 500 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that are actively using the Company’s products to over 74,000.  Of these, over 63,000 are using the Company’s reading products, over 29,000 are using the Company’s math products, and over 22,000 are using at least one Renaissance Place product.

The Company will hold a conference call at 4:00 p.m. CDT today to discuss its financial results, quarterly highlights, and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-603-6873, ID number 41088150 at 4:00 p.m. CDT.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on April 15, 2008 at 8:00 p.m. through April 22, 2008 at 11:59 p.m.  The replay dial-in is 800-642-1687.  The conference ID number to access the replay is 41088150.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is the world’s leading provider of computer-based assessment technology for pre-K-12 schools. Adopted by more than 74,000 North American schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing, and math. Renaissance Learning products help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, growth prospects and management’s expectations regarding orders and financial results for 2008 and future periods.  These forward-looking statements are based on current expectations and various assumptions which management believes are reasonable.  However, these statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include the failure of AR and AM Enterprise and laptop orders to achieve expected growth targets, a decline in quiz sales that exceeds forecasts, risks associated with the implementation of the Company’s strategic growth plan, dependence on educational institutions and government funding, and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2007 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING®, INC.

CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,

	2008	2007
Net sales:
Products	$22,205	$21,701
Services	7,181	4,987
Total net sales	29,386	26,688

Cost of sales:
Products	4,035	3,703
Services	3,762	2,867
Total cost of sales	7,797	6,570

Gross profit	21,589	20,118

Operating expenses:
Product development	4,032	5,065
Selling and marketing	9,373	9,406
General and administrative	4,129	3,842

Total operating expenses	17,534	18,313

Operating Income	4,055	1,805

Other income (expense), net	168	302

Income before income taxes	4,223	2,107

Income taxes	1,605	790

Net Income	$2,618	$1,317

Income per share:
Basic	$0.09	$0.05
Diluted	$0.09	$0.05

Weighted average shares outstanding:
Basic	28,759,046	28,858,799
Diluted	28,842,931	28,881,276

RENAISSANCE LEARNING®, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$7,975	$7,337
Investment securities	7,786	8,136
Accounts receivable, net	9,477	8,791
Inventories	5,981	6,273
Prepaid expenses	1,976	2,197
Income taxes receivable	137	1,450
Deferred tax asset	4,432	4,406
Other current assets	268	300
Total current assets	38,032	38,890

Investment securities	6,955	8,982
Property, plant and equipment, net	10,186	10,578
Goodwill	47,241	47,065
Other noncurrent assets	7,808	7,785

Total assets	$110,222	$113,300

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$3,193	$2,011
Deferred revenue	30,682	35,675
Payroll and employee benefits	4,424	4,184
Other current liabilities	3,693	3,563
Total current liabilities	41,992	45,433

Deferred revenue	2,723	2,707
Deferred compensation and other
employee benefits	1,543	1,933
Income taxes payable	4,721	5,104
Other non-current liabilities	100	136
Total liabilities	51,079	55,313

Total shareholders' equity	59,143	57,987

Total liabilities and shareholders' equity	$110,222	$113,300